                                                                    EXHIBIT 10.7

                                                                          [LOGO]

                                          DUPLICATE ORIGINAL
                                          JULY 26, 1999

724 Solutions Inc.
4101 Yonge Street
Suite 702
Toronto, Ontario
M4W 3N5

Attention: Mr. Christopher Erickson, President

Dear Sirs:

    Re: Deletion of Exclusivity Rights--U.S. and Mexico--respecting Technology License Agreement

    We are writing with respect to sections 2.4.3 and 2.4.4 of the Technology Licence Agreements between 724 Solutions Inc. ("724") and Bank of Montreal ("BMO"), made as of April 30, 1998 (the "Agreement").

    We understand that, in connection with the proposed issuance of shares in 724 to Citicorp, Citicorp Strategic Technology Corporation and/or Sonera Ltd., and in connection with the execution of a revised Unanimous Shareholders Agreement among the shareholders of 724, BMO has been asked to waive its rights under sections 2.4.3 and 2.4.4 of the Agreement.

    Therefore, for good and valuable consideration, BMO and 724, by signing below, hereby agree that sections 2.4.3 and 2.4.4 shall be deleted from the Agreement effective August 2, 1999, and that the said sections shall be of no further force or effect from and after such date provided that the issuance of shares and the execution of a revised Unanimous Shareholders Agreement by all shareholders, as contemplated and described above, is completed.

    We confirm that all other provisions of the Agreement, unless previously amended or waived, remain in full force and effect.

                                          Yours very truly,
                                          BANK OF MONTREAL
                                          Per: /s/ Lloyd Darlington
             -------------------------------------------------------------------
                                             Lloyd Darlington
                                             Chief Technology Officer

AGREED:
724 Solutions Inc.
Per: /s/ Christopher Erickson
    -----------------------------
    Christopher Erickson
    President